EXHIBIT 5.1


                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK NEW YORK 10022
                             TEL: (212) 735-3000
                             FAX: (212) 735-2000


                                             November 8, 1999


CMGI, Inc.
100 Brickstone Square
Andover, Massachusetts  01810


                  Re:   CMGI, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to CMGI, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the registration for resale of up to 4,971,497 shares of its common stock, par value $0.01 per share (the "Common Stock"), to be received by the holders (the "Investors") of 375,000 shares of the Company's Series C Convertible Preferred Stock (the "Preferred Stock") when the Preferred Stock is converted in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Preferred Stock.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Securities and Exchange Commission on the date hereof under the Act, (ii) the Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, (iii) the Restated By-laws of the Company as currently in effect, (iv) the Certificate of Designations, Preferences and Rights of the Preferred Stock and the Certificate of Correction thereto, as certified by the Secretary of State of the State of Delaware on June 29, 1999 and June 30, 1999, respectively (collectively, the "Certificates"), (v) certain resolutions and minutes of the Board of Directors of the Company relating to the issuance of the Common Stock and related matters and (vi) a specimen certificate evidencing the Common Stock.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates, statements and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute the valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon statements and representations of directors, officers and other representatives of the Company and of others. In rendering the opinion set forth below, we have assumed that the certificates representing the shares of Common Stock issued upon conversion of the Preferred Stock will conform to the specimen certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of the Company.

          Members of our Firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing and the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that the shares of Common Stock initially issuable upon conversion of the Preferred Stock, if and when the shares of Preferred Stock are converted into shares of Common Stock in accordance with their terms and the terms of the Certificates, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                           Very truly yours,

                           /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP